Exhibit 99.1

BROCADE CONTACTS
Media Relations Ed Graczyk Tel: 408-333-1836 egraczyk@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com

Brocade Reports Preliminary Fiscal Q2 2016 Financial Results
Full Quarterly Results to Be Announced on May 19, 2016

SAN JOSE, Calif., May 2, 2016 — In conjunction with the filing of a registration statement and exchange offer materials with the U.S. Securities and Exchange Commission associated with its previously announced proposal to acquire Ruckus Wireless, Inc., Brocade® (NASDAQ: BRCD) today reported preliminary financial results for its second fiscal quarter ended April 30, 2016. The Company now expects second fiscal quarter total revenue to be within the range of $518 million to $528 million, compared with the range of $542 million to $562 million previously provided in the planning assumptions and outlook for the quarter on February 17, 2016. Non-GAAP diluted earnings per share for the second fiscal quarter is expected to be within the range of $0.21 to $0.23, compared with the range of $0.22 to $0.24 in the planning assumptions and outlook for the quarter previously provided on February 17, 2016.

“Consistent with the general softness in IT spending reported by many of our partners and peers, we expect revenue for the quarter to fall short of our original expectations,” said Lloyd Carney, CEO of Brocade. “This is largely the result of weaker than anticipated SAN revenue. In addition, IP Networking headwinds, noted on our fiscal Q1 2016 earnings call in February, continue to negatively impact our sales, particularly in our service provider and U.S. federal business. We are addressing these near-term challenges by continuing our focus on sales execution in this weaker demand environment, maintaining prudent expense controls and managing our investments in line with our stated priorities. We continue to execute on our strategy to build a pure-play networking company for the digital transformation era that expands our market reach, diversifies our revenue mix, and creates exciting, incremental opportunities for growth.”

Brocade management plans to report its full financial results and provide more details for its second fiscal quarter of 2016 on Thursday, May 19, 2016, following the close of the market. At 2:30 p.m. PT (5:30 p.m. ET) on May 19, Brocade management will host a webcast conference call. To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call will be available at www.brcd.com.

Non-GAAP Financial Measures
This press release contains non-GAAP diluted earnings per share, which is a non-GAAP financial measure. Management believes that non-GAAP diluted earnings per share, when read in conjunction with Brocade’s GAAP financials, provides useful information to investors by offering the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results, the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors, the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses, and a better understanding of how management plans and measures Brocade’s underlying business. Non-GAAP diluted earnings per share is not presented as an alternative to diluted earnings per share presented on a GAAP basis. In addition, the presentation of non-GAAP diluted earnings per share is not meant to be considered in isolation or as a substitute for diluted earnings per share presented on a GAAP basis.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP diluted earnings per share that are the result of infrequent events, that arise outside the ordinary course of Brocade’s continuing operations, that are not indicative of ongoing operating results, or that limit comparability. Such items include, but are not limited to: (i) call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in Brocade’s Q1 2015 debt refinancing; (ii) acquisition and integration costs; and (iii) restructuring and other related benefits. In addition, management also excludes the following non-cash charges in determining non-GAAP diluted earnings per share: (a) stock-based compensation expense; (b) amortization of purchased intangible assets; and (c) non-cash interest expense related to its outstanding convertible debt. Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP diluted earnings per share.

Non-GAAP diluted earnings per share has limitations because it does not include all items of income and expense that impact the company. In addition, non-GAAP diluted earnings per share presented by Brocade may not be comparable to similar measurements reported by other companies. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as diluted earnings per share presented on a GAAP basis.

An estimate of GAAP diluted earnings per share for the second fiscal quarter ended April 30, 2016 has not been provided in this press release as the Company has not yet completed its accounting for the period. Similarly, a reconciliation of non-GAAP diluted earnings per share to GAAP diluted earnings per share is not available without unreasonable effort. GAAP results and a detailed reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure will be presented in connection with Brocade’s reporting of its full second fiscal quarter financial results scheduled for May 19, 2016.

Additional Information and Where to Find It
This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares. On April 29, 2016, Brocade filed a Registration Statement on Form S-4 (including a Prospectus/Offer to Exchange, a related Letter of Transmittal and other exchange offer documents (collectively, the “Registration Statement”)) related to the transaction with the U.S. Securities and Exchange Commission (“SEC”) and may file additional amendments thereto. Also on April 29, 2016, Brocade and a wholly-owned subsidiary of Brocade filed a Tender Offer Statement on Schedule TO related to the transaction with the SEC and may file additional amendments thereto. In addition, on April 29, 2016, Ruckus Wireless, Inc. (“Ruckus”) filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC and may file amendments thereto. Brocade and Ruckus may also file other documents with the SEC related to the transaction. This document is not a substitute for the Registration Statement, the Tender Offer Statement, the Solicitation/Recommendation Statement or any other document that Brocade or Ruckus may file with the SEC related to the transaction (collectively, the “Exchange Offer Materials”). THE EXCHANGE OFFER MATERIALS CONTAIN IMPORTANT INFORMATION. RUCKUS STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS (AS THEY MAY BE AMENDED FROM TIME TO TIME) CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF RUCKUS STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR STOCK. The Exchange Offer Materials are available to all holders of Ruckus stock at no expense to them at the SEC’s website at www.sec.gov. Copies of the Registration Statement, the Tender Offer Statement and the Solicitation/Recommendation Statement may be obtained for free by contacting Brocade’s Investor Relations department at (408) 333-0233 or at IR@Brocade.com.

In addition to the Exchange Offer Materials, Brocade and Ruckus file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Brocade and Ruckus at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Brocade’s and Ruckus’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements
As the Company has not completed its quarter-end close and its full analysis of the financial results for the second fiscal quarter ended April 30, 2016, the preliminary financial results presented in this press release are estimated and preliminary, and, therefore, may change, and actual financial results may differ materially from these estimates. In addition, this press release contains other forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this press release and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. These risks, uncertainties and assumptions include, but are not limited to: the fact that the financial results presented herein are preliminary; the fact that accounting adjustments may be made in connection with the final closing of the books for the quarter; the effect on Brocade of increasing market competition and changes in the industry; the impact on Brocade of conditions in the market for Storage Area Networking products; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments, including Brocade’s recently announced proposed acquisition of Ruckus Wireless, Inc. These and other risks are set forth in more detail in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 30, 2016. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations turn their networks into platforms for business innovation. With solutions spanning public and private data centers to the network edge, Brocade is leading the industry in its transition to the New IP network infrastructures required for today’s era of digital business. (www.brocade.com)

ADX, Brocade, Brocade Assurance, the B-wing symbol, ClearLink, DCX, Fabric OS, Fabric Vision, HyperEdge, ICX, MLX, MyBrocade, OpenScript, The Effortless Network, vADX, VCS, VDX, vPlane, and Vyatta are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of Brocade or others.

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